                         SATCON TECHNOLOGY CORPORATION
           FORM 10-Q; FISCAL YEAR 1998; QUARTER ENDED MARCH 31, 1998
                COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

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
                                                                             Three months ended            Six months ended
                                                                                  March 31,                     March 31,
                                                                           ----------   ----------     ----------   ----------
                                                                              1998          1997           1998        1997
                                                                           ----------   ----------     ----------   ----------
Net income/(loss)....................................................      $   58,955   $ (306,937)    $ (570,257)  $ (960,102)
                                                                           ==========   ==========     ==========   ==========
BASIC:
Common shares outstanding, beginning of period.......................       8,918,844    7,447,695      8,769,146    7,359,074
Weighted average common shares issued during the period..............          36,027       30,190        130,923       72,955
                                                                           ----------   ----------     ----------   ----------
Weighted average common shares outstanding, end of period............       8,954,871    7,477,885      8,900,069    7,432,029
                                                                           ==========   ==========     ==========   ==========
Net income/(loss) per weighted average share, basic..................          $ 0.01      ($ 0.04)       ($ 0.06)     ($ 0.13)
                                                                           ==========   ==========     ==========   ==========

DILUTED:
Common shares outstanding, beginning of period.......................       8,918,844    7,447,695      8,769,146    7,359,074
Weighted average common shares issued during the period..............          36,027       30,190        130,923       72,955
Weighted average common stock equivalents(a).........................         532,995         -              -            -
Weighted average treasury stock repurchased..........................        (359,996)        -              -            -
                                                                           ----------   ----------     ----------   ----------
Weighted average common shares outstanding, net of treasury
          stock, end of period.......................................       9,127,870    7,477,885      8,900,069    7,432,029
                                                                           ==========   ==========     ==========   ==========
Net income/(loss) per weighted average share, diluted................          $ 0.01      ($ 0.04)       ($ 0.06)     ($ 0.13)
                                                                           ==========   ==========     ==========   ==========
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(a) not included if antidilutive